Exhibit 10.2

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED
EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED EXPORT-IMPORT BANK LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into this 19th day of February 2009, by and between SILICON VALLEY BANK ("Bank") and SOCKET MOBILE, INC., a Delaware corporation ("Borrower"), whose address is 39700 Eureka Drive, Newark, California 94560.

RECITALS

A. Bank and Borrower have entered into that certain Second Amended and Restated Export-Import Bank Loan and Security Agreement dated as of December 24, 2008 (as the same has and may continue to be from time to time further amended, modified, supplemented or restated, the "Exim Loan Agreement").

B. Bank has extended credit to Borrower for the purposes permitted in the Exim Loan Agreement.

C. Borrower has requested that Bank (i) extend the EXIM Maturity Date, and (ii) amend certain other provisions of the Exim Loan Agreement.

D. Although Bank is under no obligation to do so, Bank is willing to (i) extend the EXIM Maturity Date and (ii) amend certain provisions of the Exim Loan Agreement, all on the terms and conditions set forth in this Agreement, so long as Borrower complies with the terms, covenants and conditions set forth in this Agreement in a timely manner.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement, including its preamble and recitals, shall have the meanings given to them in the Exim Loan Agreement.

2. Amendments to Exim Loan Agreement.

              2.1 Section 2.1.1 (Revolving Advances). Section 2.1.1(b) of the Exim Loan Agreement is hereby amended in its entirety and replaced with the following:

              (b) Maximum Advances. The aggregate outstanding amount of all Advances, outstanding at any time may not exceed One Million Dollars ($1,000,000). Notwithstanding any other term or provision of this EXIM Agreement, the aggregate amount of Advances hereunder together with the aggregate amount of loan advances under the Domestic Loan Agreement shall not at any event exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

              2.2 Section 2.4 (Fees). Section 2.4(c) of the Exim Loan Agreement is hereby amended in its entirety and replaced with the following:

              (c) Collateral Handling Fee. At all times that the Adjusted Quick Ratio is less than 1.25 to 1.00, Borrower will pay to Bank a collateral handling fee equal to .70% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the "Collateral Handling Fee"). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In computing Collateral Handling Fees under this EXIM Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

              2.2.4 Collateral Handling Fee. At all times that the Adjusted Quick Ratio is less than 1.25 to 1.00, Borrower will pay to Bank a collateral handling fee equal to seven tenths of one percent (0.70%) per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year (the "Collateral Handling Fee"). This fee is charged on a daily basis which is equal to the Collateral Handling Fee divided by 30, multiplied by the number of days each such Financed Receivable is outstanding, multiplied by the outstanding Financed Receivable Balance. The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In computing Collateral Handling Fees under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

              2.3 Section 13 (Definitions). The following definitions set forth in Section 13.1 of the Exim Loan Agreement are hereby amended in their entirety and replaced with the following:

              "EXIM Maturity Date" is March 24, 2010.

              "EXIM Facility Amount" is One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

3. Limitation of Amendments.

              3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

              3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

              4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

              4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Exim Loan Agreement, as amended by this Agreement;

              4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

              4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, have been duly authorized;

              4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

              4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Exim Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

              4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

5. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto, (b) the due execution and delivery to Bank of that certain First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, by each party hereto, (c) Borrower's payment of the EXIM Bank amendment and renewal fee in an amount equal to Three Thousand Dollars ($3,000), and (d) payment of Bank's legal fees and expenses in connection with the negotiation and preparation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK
By: /s/ Aman Johal
Name: Aman Johal
Title: Relationship Manager

BORROWER

SOCKET MOBILE, INC.
By: /s/ David W. Dunlap
Name: David W. Dunlap
Title: CFO